EXHIBIT 21.1

                              SUBSIDIARIES OF
                          GIANT INDUSTRIES, INC.
                         (a Delaware corporation)


                              Jurisdiction of     Names Under Which
Subsidiary                    Incorporation      Company Does Business
----------                    ---------------    ---------------------
Giant Industries
  Arizona, Inc.               Arizona            Giant Refining Company
                                                 Ciniza Pipe Line
                                                   Company
                                                 Giant Transportation
                                                 Giant Service Stations
                                                 Giant Travel Center
                                                 TransWest Tank Lines
  - Ciniza Production
      Company*                New Mexico
  - Giant Stop-N-Go of
      New Mexico, Inc.*       New Mexico
  - San Juan Refining
      Company*                New Mexico
  - Giant Four Corners,
      Inc.*                   Arizona
  - Giant Mid-Continent,
      Inc.*                   Arizona
  - Phoenix Fuel Co., Inc.*   Arizona            Phoenix Fuel Company
                                                 Mesa Fuel Company
                                                 Tucson Fuel Company
                                                 Firebird Fuel Company
                                                 PFC Lubricants Company
Giant Exploration &
  Production Company          Texas

_______________

*A wholly-owned subsidiary of Giant Industries Arizona, Inc.